Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$9,416,000.00	100.00%	$9,416,000.00	$525.41(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $78,930.10 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $525.41 registration fee for this offering, $78,404.69 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 469 dated November 25, 2009
To Prospectus Supplement and Prospectus dated February 5, 2007 and
 Product Supplement No. 2 dated September 7, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-140456

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$1,083,000.00 10.00% Enhanced Yield Securities linked to the common stock of AK Steel Holding Corporation due June 1, 2010

$3,859,000.00 12.00% Enhanced Yield Securities linked to the common stock of Alcoa Inc. due June 1, 2010

$3,268,000.00 13.00% Enhanced Yield Securities linked to the common stock of Baker Hughes Inc. due June 1, 2010

$1,206,000.00 14.00% Enhanced Yield Securities linked to the common stock of Cemex SAB de C.V., American Depository Receipts, due June 1, 2010

Offering Information

Offerings:

This pricing supplement relates to four separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This pricing supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer: Underlying Stock:	Eksportfinans ASA The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

	Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol
	AK Steel Holding Corporation	001547108	NYSE	AKS
	Alcoa Inc.	013817101	NYSE	AA
	Baker Hughes Inc.	057224107	NYSE	BHI
	Cemex SAB de C.V. (ADR)	151290889	NYSE	CX

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to AK Steel Holding Corporation	June 1, 2010
	Securities linked to Alcoa Inc.	June 1, 2010
	Securities linked to Baker Hughes Inc.	June 1, 2010
	Securities linked to Cemex SAB de C.V. (ADR)	June 1, 2010

Valuation Date: (as further described in product supplement no. 2)	Securities linked to AK Steel Holding Corporation Securities linked to Alcoa Inc. Securities linked to Baker Hughes Inc. Securities linked to Cemex SAB de C.V. (ADR)	May 24, 2010 May 24, 2010 May 24, 2010 May 24, 2010

Interest:	Securities linked to AK Steel Holding Corporation, 10.00% per annum, payable monthly.

	Securities linked to Alcoa Inc., 12.00% per annum, payable monthly.

	Securities linked to Baker Hughes Inc., 13.00% per annum, payable monthly.

	Securities linked to Cemex SAB de C.V. (ADR), 14.00% per annum, payable monthly.

Interest Payment Dates:	Securities linked to AK Steel Holding Corporation	1st of each month, starting January 1, 2010
	Securities linked to Alcoa Inc.	1st of each month, starting January 1, 2010
	Securities linked to Baker Hughes Inc.	1st of each month, starting January 1, 2010
	Securities linked to Cemex SAB de C.V. (ADR)	1st of each month, starting January 1, 2010

Initial Stock Price:	Securities linked to AK Steel Holding Corporation	$19.98
	Securities linked to Alcoa Inc.	$13.00
	Securities linked to Baker Hughes Inc.	$41.59
	Securities linked to Cemex SAB de C.V. (ADR)	$11.23

Knock-in Price:

Securities linked to AK Steel Holding Corporation:
$11.988, the price that is 40.00% below the initial stock price.

Securities linked to Alcoa Inc.:
$9.100, the price that is 30.00% below the initial stock price.

Securities linked to Baker Hughes Inc.:
$31.193, the price that is 25.00% below the initial stock price.

Securities linked to Cemex SAB de C.V. (ADR):
$7.861, the price that is 30.00% below the initial stock price.

Share Amount:	Securities linked to AK Steel Holding Corporation	50.0501
	Securities linked to Alcoa Inc.	76.9231
	Securities linked to Baker Hughes Inc.	24.0442
	Securities linked to Cemex SAB de C.V. (ADR)	89.0472

Exchange Listing:	None

Trade Date:	November 25, 2009

Expected Original Issue Date:	December 1, 2009

CUSIP Number:		CUSIP No.
	Securities linked to AK Steel Holding Corporation	282645TJ9
	Securities linked to Alcoa Inc.	282645TF7
	Securities linked to Baker Hughes Inc.	282645TG5
	Securities linked to Cemex SAB de C.V. (ADR)	282645TH3

Securities linked to AK Steel Holding Corporation	Per Security	Total
Public Offering Price	$1,000.000	$1,083,000.00
Underwriting Discount and Commission	$12.500	$13,537.50
Proceeds to Eksportfinans ASA	$987.500	$1,069,462.50

Securities linked to Alcoa Inc.	Per Security	Total
Public Offering Price	$1,000.000	$3,859,000.00
Underwriting Discount and Commission	$12.500	$48,237.50
Proceeds to Eksportfinans ASA	$987.500	$3,810,762.50

Securities linked to Baker Hughes Inc.	Per Security	Total
Public Offering Price	$1,000.000	$3,268,000.00
Underwriting Discount and Commission	$12.500	$40,850.00
Proceeds to Eksportfinans ASA	$987.500	$3,227,150.00

Securities linked to Cemex SAB de C.V. (ADR)	Per Security	Total
Public Offering Price	$1,000.000	$1,206,000.00
Underwriting Discount and Commission	$12.500	$15,075.00
Proceeds to Eksportfinans ASA	$987.500	$1,190,925.00

Additional terms specific to the securities

     You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following tables illustrate the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to AK Steel Holding Corporation

     The examples are based on the following terms:

  an initial stock price of $19.98;

  a knock-in price of $11.988;

  an interest rate of 10.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
			Hypothetical		Hypothetical
			Maturity Payment		Maturity Payment
	Hypothetical Price	Hypothetical Return at	Amount	Hypothetical Return at	Amount
Hypothetical Final	Return of the	Maturity per Security	per Security	Maturity per Security	per Security
Stock Price	Underlying Stock	(Including Interest)(1)	(Including Interest)	(Including Interest)(1)	(Including Interest)
$7.99	-60.00%	-55.00%	$450.00	-	-
$8.99	-55.00%	-50.00%	$500.00	-	-
$9.99	-50.00%	-45.00%	$550.00	-	-
$10.99	-45.00%	-40.00%	$600.00	-	-
$11.99(2)	-40.00%	-35.00%	$650.00	-	-
$12.99	-35.00%	-30.00%	$700.00	5.00%	$1,050.00
$13.99	-30.00%	-25.00%	$750.00	5.00%	$1,050.00
$14.99	-25.00%	-20.00%	$800.00	5.00%	$1,050.00
$15.98	-20.00%	-15.00%	$850.00	5.00%	$1,050.00
$16.98	-15.00%	-10.00%	$900.00	5.00%	$1,050.00
$17.98	-10.00%	-5.00%	$950.00	5.00%	$1,050.00
$18.98	-5.00%	0.00%	$1,000.00	5.00%	$1,050.00
$19.98(3)	0.00%	5.00%	$1,050.00	5.00%	$1,050.00
$20.98	5.00%	5.00%	$1,050.00	5.00%	$1,050.00
$21.98	10.00%	5.00%	$1,050.00	5.00%	$1,050.00
$22.98	15.00%	5.00%	$1,050.00	5.00%	$1,050.00
$23.98	20.00%	5.00%	$1,050.00	5.00%	$1,050.00
$24.98	25.00%	5.00%	$1,050.00	5.00%	$1,050.00
$25.97	30.00%	5.00%	$1,050.00	5.00%	$1,050.00
$26.97	35.00%	5.00%	$1,050.00	5.00%	$1,050.00
$27.97	40.00%	5.00%	$1,050.00	5.00%	$1,050.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 10.00% Enhanced Yield Securities vs. AK Steel Holding Corporation*

*	Based on an interest rate of 10.00% per annum and a 180-day term.

Securities linked to Alcoa Inc.

     The examples are based on the following terms:

  an initial stock price of $13.00;

  a knock-in price of $9.100;

  an interest rate of 12.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
			Hypothetical		Hypothetical
			Maturity Payment		Maturity Payment
Hypothetical Final	Hypothetical Price	Hypothetical Return at	Amount	Hypothetical Return at	Amount
	Return of the	Maturity per Security	per Security	Maturity per Security	per Security
Stock Price	Underlying Stock	(Including Interest)(1)	(Including Interest)	(Including Interest)(1)	(Including Interest)
$6.50	-50.00%	-44.00%	$560.00	-	-
$7.15	-45.00%	-39.00%	$610.00	-	-
$7.80	-40.00%	-34.00%	$660.00	-	-
$8.45	-35.00%	-29.00%	$710.00	-	-
$9.10(2)	-30.00%	-24.00%	$760.00	-	-
$9.75	-25.00%	-19.00%	$810.00	6.00%	$1,060.00
$10.400	-20.00%	-14.00%	$860.00	6.00%	$1,060.00
$11.05	-15.00%	-9.00%	$910.00	6.00%	$1,060.00
$11.70	-10.00%	-4.00%	$960.00	6.00%	$1,060.00
$12.35	-5.00%	1.00%	$1,010.00	6.00%	$1,060.00
$13.00(3)	0.00%	6.00%	$1,060.00	6.00%	$1,060.00
$13.65	5.00%	6.00%	$1,060.00	6.00%	$1,060.00
$14.30	10.00%	6.00%	$1,060.00	6.00%	$1,060.00
$14.95	15.00%	6.00%	$1,060.00	6.00%	$1,060.00
$15.60	20.00%	6.00%	$1,060.00	6.00%	$1,060.00
$16.25	25.00%	6.00%	$1,060.00	6.00%	$1,060.00
$16.90	30.00%	6.00%	$1,060.00	6.00%	$1,060.00
$17.55	35.00%	6.00%	$1,060.00	6.00%	$1,060.00
$18.20	40.00%	6.00%	$1,060.00	6.00%	$1,060.00
$18.85	45.00%	6.00%	$1,060.00	6.00%	$1,060.00
$19.50	50.00%	6.00%	$1,060.00	6.00%	$1,060.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 12.00% Enhanced Yield Securities vs. Alcoa Inc.*

*	Based on an interest rate of 12.00% per annum and a 180-day term.

Securities linked to Baker Hughes Inc.

     The examples are based on the following terms:

  an initial stock price of $41.59;

  a hypothetical knock-in price of $31.193;

  an interest rate of 13.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
			Hypothetical		Hypothetical
			Maturity Payment		Maturity Payment
	Hypothetical Price	Hypothetical Return at	Amount	Hypothetical Return at	Amount
Hypothetical Final	Return of the	Maturity per Security	per Security	Maturity per Security	per Security
Stock Price	Underlying Stock	(Including Interest)(1)	(Including Interest)	(Including Interest)(1)	(Including Interest)
$20.80	-50.00%	-43.50%	$565.00	-	-
$22.87	-45.00%	-38.50%	$615.00	-	-
$24.95	-40.00%	-33.50%	$665.00	-	-
$27.03	-35.00%	-28.50%	$715.00	-	-
$29.11	-30.00%	-23.50%	$765.00	-	-
$31.19(2)	-25.00%	-18.50%	$815.00	-	-
$33.272	-20.00%	-13.50%	$865.00	6.50%	$1,065.00
$35.35	-15.00%	-8.50%	$915.00	6.50%	$1,065.00
$37.43	-10.00%	-3.50%	$965.00	6.50%	$1,065.00
$39.51	-5.00%	1.50%	$1,015.00	6.50%	$1,065.00
$41.59(3)	0.00%	6.50%	$1,065.00	6.50%	$1,065.00
$43.67	5.00%	6.50%	$1,065.00	6.50%	$1,065.00
$45.75	10.00%	6.50%	$1,065.00	6.50%	$1,065.00
$47.83	15.00%	6.50%	$1,065.00	6.50%	$1,065.00
$49.91	20.00%	6.50%	$1,065.00	6.50%	$1,065.00
$51.99	25.00%	6.50%	$1,065.00	6.50%	$1,065.00
$54.07	30.00%	6.50%	$1,065.00	6.50%	$1,065.00
$56.15	35.00%	6.50%	$1,065.00	6.50%	$1,065.00
$58.23	40.00%	6.50%	$1,065.00	6.50%	$1,065.00
$60.31	45.00%	6.50%	$1,065.00	6.50%	$1,065.00
$62.39	50.00%	6.50%	$1,065.00	6.50%	$1,065.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 13.00% Enhanced Yield Securities vs. Baker Hughes Inc.*

*	Based on an interest rate of 13.00% per annum and a 180-day term.

Securities linked to Cemex SAB de C.V. (ADR)

     The examples are based on the following terms:

  an initial stock price of $11.23;

  a knock-in price of $7.861;

  an interest rate of 14.00%; and

  an investment term of 180 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
			Hypothetical		Hypothetical
			Maturity Payment		Maturity Payment
	Hypothetical Price	Hypothetical Return at	Amount	Hypothetical Return at	Amount
Hypothetical Final	Return of the	Maturity per Security	per Security	Maturity per Security	per Security
Stock Price	Underlying Stock	(Including Interest)(1)	(Including Interest)	(Including Interest)(1)	(Including Interest)
$5.62	-50.00%	-43.00%	$570.00	-	-
$6.18	-45.00%	-38.00%	$620.00	-	-
$6.74	-40.00%	-33.00%	$670.00	-	-
$7.30	-35.00%	-28.00%	$720.00	-	-
$7.86(2)	-30.00%	-23.00%	$770.00	-	-
$8.42	-25.00%	-18.00%	$820.00	7.00%	$1,070.00
$8.984	-20.00%	-13.00%	$870.00	7.00%	$1,070.00
$9.55	-15.00%	-8.00%	$920.00	7.00%	$1,070.00
$10.11	-10.00%	-3.00%	$970.00	7.00%	$1,070.00
$10.67	-5.00%	2.00%	$1,020.00	7.00%	$1,070.00
$11.23(3)	0.00%	7.00%	$1,070.00	7.00%	$1,070.00
$11.79	5.00%	7.00%	$1,070.00	7.00%	$1,070.00
$12.35	10.00%	7.00%	$1,070.00	7.00%	$1,070.00
$12.91	15.00%	7.00%	$1,070.00	7.00%	$1,070.00
$13.48	20.00%	7.00%	$1,070.00	7.00%	$1,070.00
$14.04	25.00%	7.00%	$1,070.00	7.00%	$1,070.00
$14.60	30.00%	7.00%	$1,070.00	7.00%	$1,070.00
$15.16	35.00%	7.00%	$1,070.00	7.00%	$1,070.00
$15.72	40.00%	7.00%	$1,070.00	7.00%	$1,070.00
$16.28	45.00%	7.00%	$1,070.00	7.00%	$1,070.00
$16.85	50.00%	7.00%	$1,070.00	7.00%	$1,070.00

(1)

The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 180-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 14.00% Enhanced Yield Securities vs. Cemex SAB de C.V. (ADR)*

*	Based on an interest rate of 14.00% per annum and a 180-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, AK Steel Holding Corporation is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products. The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. Information filed with the SEC by AK Steel Holding Corporation under the Exchange Act can be located by reference to SEC file number 001-13696.

     According to its publicly available documents, Alcoa Inc. is the world leader in the production and management of primary aluminum, fabricated aluminum and alumina combined, through its active and growing participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating and recycling. Information filed with the SEC by Alcoa Inc. under the Exchange Act can be located by reference to SEC file number 001-03610.

     According to its publicly available documents, Baker Hughes Inc. is a Delaware corporation engaged in the oilfield services industry. They are a major supplier of wellbore related products and technology services, including products and services for drilling, formation evaluation, completion and production and reservoir technology and consulting to the worldwide oil and natural gas industry. Information filed with the SEC by Baker Hughes Inc. under the Exchange Act can be located by reference to SEC file number 001-09397.

     According to its publicly available documents, Cemex SAB de C.V. (CEMEX) is a global building materials company that provides high-quality products and reliable service to customers and communities in more than 50 countries throughout the world. Information or filed with the SEC by CEMEX under the Exchange Act can be located by reference to SEC file number 001-14946.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices for each of the Underlying Stocks for the four calendar quarters in each of 2004, 2005, 2006, 2007 and 2008, the first three quarters of 2009 and the period from October 1, 2009 to November 25, 2009. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

AK Steel Holding Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	6.39	4.10	5.87
4/1/2004	6/30/2004	6.87	3.65	5.27
7/1/2004	9/30/2004	8.35	5.01	8.16
10/1/2004	12/31/2004	15.96	8.19	14.47
1/1/2005	3/31/2005	18.22	10.51	11.06
4/1/2005	6/30/2005	11.50	6.23	6.41
7/1/2005	9/30/2005	9.79	6.32	8.57
10/1/2005	12/31/2005	9.00	6.29	7.95
1/1/2006	3/31/2006	15.45	7.60	15.00
4/1/2006	6/30/2006	15.94	11.11	13.83
7/1/2006	9/30/2006	14.33	11.57	12.14
10/1/2006	12/31/2006	17.31	11.62	16.90
1/1/2007	3/31/2007	23.94	16.13	23.39
4/1/2007	6/30/2007	38.52	23.49	37.37
7/1/2007	9/30/2007	44.97	27.90	43.95
10/1/2007	12/31/2007	53.97	39.13	46.24
1/1/2008	3/31/2008	57.19	34.20	54.42
4/1/2008	6/30/2008	73.07	54.21	69.00
7/1/2008	9/30/2008	67.35	22.54	25.92
10/1/2008	12/31/2008	25.29	5.20	9.32
1/1/2009	3/31/2009	13.07	5.40	7.12
4/1/2009	6/30/2009	21.70	6.81	19.19
7/1/2009	9/30/2009	24.27	14.77	19.73
10/1/2009	11/25/2009	21.74	15.04	19.98

Alcoa Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	39.20	32.63	34.69
4/1/2004	6/30/2004	36.56	28.53	33.03
7/1/2004	9/30/2004	33.68	29.51	33.59
10/1/2004	12/31/2004	34.98	30.65	31.42
1/1/2005	3/31/2005	32.29	28.30	30.39
4/1/2005	6/30/2005	31.79	25.92	26.13
7/1/2005	9/30/2005	29.98	23.99	24.42
10/1/2005	12/31/2005	29.84	22.29	29.57
1/1/2006	3/31/2006	32.19	28.39	30.56
4/1/2006	6/30/2006	36.96	28.55	32.36
7/1/2006	9/30/2006	34.00	26.60	28.04
10/1/2006	12/31/2006	31.30	26.39	30.01
1/1/2007	3/31/2007	36.05	28.09	33.90
4/1/2007	6/30/2007	42.90	33.63	40.53
7/1/2007	9/30/2007	48.77	30.25	39.12
10/1/2007	12/31/2007	40.70	33.22	36.55
1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.76	33.65	35.62
7/1/2008	9/30/2008	35.66	21.03	22.58
10/1/2008	12/31/2008	22.30	6.82	11.26
1/1/2009	3/31/2009	12.44	4.98	7.34
4/1/2009	6/30/2009	12.38	7.04	10.33
7/1/2009	9/30/2009	14.84	8.96	13.12
10/1/2009	11/25/2009	15.10	11.89	13.00

Baker Hughes Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	38.77	31.56	36.48
4/1/2004	6/30/2004	38.87	33.45	37.65
7/1/2004	9/30/2004	44.27	37.12	43.72
10/1/2004	12/31/2004	45.30	39.80	42.67
1/1/2005	3/31/2005	48.36	40.74	44.49
4/1/2005	6/30/2005	52.10	41.81	51.16
7/1/2005	9/30/2005	61.90	50.80	59.68
10/1/2005	12/31/2005	63.13	50.37	60.78
1/1/2006	3/31/2006	78.33	61.15	68.40
4/1/2006	6/30/2006	89.30	66.64	81.85
7/1/2006	9/30/2006	83.95	61.09	68.20
10/1/2006	12/31/2006	78.85	64.92	74.66
1/1/2007	3/31/2007	73.81	62.26	66.13
4/1/2007	6/30/2007	89.95	65.69	84.13
7/1/2007	9/30/2007	92.10	73.65	90.37
10/1/2007	12/31/2007	100.29	76.40	81.10
1/1/2008	3/31/2008	82.13	62.65	68.50
4/1/2008	6/30/2008	90.76	67.48	87.34
7/1/2008	9/30/2008	90.45	56.53	60.54
10/1/2008	12/31/2008	58.94	24.40	32.07
1/1/2009	3/31/2009	38.95	25.69	28.55
4/1/2009	6/30/2009	43.00	27.38	36.44
7/1/2009	9/30/2009	44.61	33.12	42.66
10/1/2009	11/25/2009	48.18	40.18	41.59

Cemex SAB de C.V. (ADR)

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	13.19	11.54	13.13
4/1/2004	6/30/2004	13.81	11.44	12.81
7/1/2004	9/30/2004	13.79	11.87	12.39
10/1/2004	12/31/2004	16.10	11.95	16.04
1/1/2005	3/31/2005	18.72	15.21	15.96
4/1/2005	6/30/2005	19.25	15.03	18.68
7/1/2005	9/30/2005	23.69	18.44	23.03
10/1/2005	12/31/2005	27.29	20.60	26.13
1/1/2006	3/31/2006	29.54	24.66	28.75
4/1/2006	6/30/2006	32.64	21.54	25.80
7/1/2006	9/30/2006	27.89	24.23	27.24
10/1/2006	12/31/2006	30.78	26.78	30.68
1/1/2007	3/31/2007	34.42	28.26	29.66
4/1/2007	6/30/2007	38.36	28.95	34.24
7/1/2007	9/30/2007	35.24	26.06	27.76
10/1/2007	12/31/2007	30.99	23.02	23.99
1/1/2008	3/31/2008	27.317	19.41	24.24
4/1/2008	6/30/2008	31.36	22.46	23.75
7/1/2008	9/30/2008	24.27	15.29	16.56
10/1/2008	12/31/2008	16.43	3.86	8.79
1/1/2009	3/31/2009	10.33	3.79	6.01
4/1/2009	6/30/2009	11.39	5.93	9.34
7/1/2009	9/30/2009	14.58	7.63	12.92
10/1/2009	11/25/2009	13.96	10.03	11.23

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to AK Steel Holding Corporation	0.1473%	9.8527%
Securities linked to Alcoa Inc.	0.1473%	11.8537%
Securities linked to Baker Hughes Inc.	0.1473%	12.8537%
Securities linked to Cemex SAB de C.V. (ADR)	0.1473%	13.8527%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of November 25, 2009 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.